UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2017

BCB BANCORP, INC.

(Exact name of registrant as specified in its charter)

New Jersey	0-50275	26-0065262
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

104-110 Avenue C

Bayonne, New Jersey 07002

(Address of principal executive offices)

(201) 823-0700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

On September 8, 2017, BCB Bancorp, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Keefe, Bruyette & Woods, Inc., as representative of the several underwriters named therein (the “Underwriters”), to issue and sell 3,265,306 shares (the “Shares”) of common stock, no par value (the “Common Stock”), at a public offering price of $12.25 per Share (the “Offering Price”) in an underwritten public offering (the “Offering”). As part of the Offering, the Company granted the Underwriters a 30-day option to purchase up to an additional 489,796 Shares (the “Option Shares”). The underwriting discounts and commissions were $0.6431 per share. The net proceeds to the Company, after underwriting discounts, and without the exercise of the underwriters’ option, will be approximately $37.9 million. The Offering closed on September 12, 2017.

The Underwriting Agreement contains customary representations, warranties and covenants among the parties as of the date of entering into such Underwriting Agreement. These representations, warranties and covenants are not representations, warranties or covenants of factual information to investors about the Company or its subsidiaries. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Pursuant to the Underwriting Agreement, the Company, directors and certain executive officers of the Company entered into agreements providing for a 90-day “lock-up” period with respect to sales of specified securities, subject to certain exceptions.

The Shares were registered under the Securities Act of 1933, as amended, pursuant to the Company’s shelf registration statement on Form S-3 (Registration Statement No. 333-219617) which became effective on August 10, 2017 (the “Registration Statement”). The offer and sale of the Shares are described in the Company’s prospectus, constituting a part of the Registration Statement, as supplemented by a final prospectus supplement dated September 8, 2017. A copy of the opinion of John J. Brogan, the General Counsel of the Company, relating to the validity of the issuance and sale of the Shares in the Offering is attached as Exhibit 5.1 hereto.

Item 8.01 – Other Events.

On September 7, 2017, the Company issued a press release announcing the commencement of the Offering, a copy of which is attached as Exhibit 99.1 hereto and is incorporated by reference herein. On September 8, 2017, the Company issued a press release announcing that it had priced the Offering of 3,265,306 shares of its Common Stock at a price of $12.25, a copy of which is attached as Exhibit 99.2 hereto and is incorporated by reference herein. On September 12, 2017, the Company issued a press release announcing that it had closed the Offering of 3,265,306 shares of its Common Stock, a copy of which is attached as Exhibit 99.3 hereto and is incorporated by reference herein.

Item 9.01 – Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Exhibit Title or Description

1.1	Underwriting Agreement, dated September 8, 2017, by and between the Company and Keefe, Bruyette & Woods, Inc., as representative of the several underwriters named therein

5.1	Opinion of John J. Brogan, General Counsel of the Company

23.1	Consent of John J. Brogan, General Counsel of the Company (contained in Exhibit 5.1)

99.1	Press Release of BCB Bancorp, Inc., dated September 7, 2017

99.2	Press Release of BCB Bancorp, Inc., dated September 8, 2017

99.3	Press Release of BCB Bancorp, Inc., dated September 12, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BCB BANCORP, INC.

	By:	/s/ Thomas P. Keating
Dated: September 12, 2017		Thomas P. Keating
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Exhibit Title or Description

1.1	Underwriting Agreement, dated September 8, 2017, by and between the Company and Keefe, Bruyette & Woods, Inc., as representative of the several underwriters named therein

5.1	Opinion of John J. Brogan, General Counsel of the Company

23.1	Consent of John J. Brogan, General Counsel of the Company (contained in Exhibit 5.1)

99.1	Press Release of BCB Bancorp, Inc., dated September 7, 2017

99.2	Press Release of BCB Bancorp, Inc., dated September 8, 2017

99.3	Press Release of BCB Bancorp, Inc., dated September 12, 2017